Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-171934) pertaining to the Limoneira Company 2010 Omnibus Incentive Plan,
(2)Registration Statement (Form S-3 No. 333-239061) of Limoneira Company, and
(3)Registration Statement (Form S-8 No. 333-263794) pertaining to the Limoneira Company 2022 Omnibus Incentive Plan;

of our report dated December 15, 2023, with respect to the financial statements of Limoneira Lewis Community Builders, LLC included in this Annual Report (Form 10-K) of Limoneira Company for the year ended October 31, 2023.

/s/ Ernst & Young LLP

Irvine, California
December 21, 2023